March 30, 1998



VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

         Re:      AAL Variable Life Account 1 (the "Registrant")
                  1933 Act Registration No. 333-31011
                  CIK #0000927649
                  Post-Effective Amendment No. 1 to Form S-6
                  Filed in Accordance with Rule 485(b)

Ladies & Gentlemen:

         This letter relates to the Registrant's filing, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"), of Post-Effective Amendment No. 1 under the 1933 Act (the "Amendment") to its Registration Statement on Form S-6 (the "Registration Statement"). As legal counsel to the Registrant, we assisted in the preparation of the Amendment and we certify that the Amendment does not contain any disclosures that would render it ineligible to become effective immediately on March 31, 1998 pursuant to Rule 485(b) under the 1933 Act.

         Please direct any questions or comments regarding this filing to the undersigned at (414) 277-5677.

Sincerely yours,

QUARLES & BRADY

/s/ Cheryl A. Johnson

Cheryl A. Johnson



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